              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          Year Ended December 31, 2002

The following unaudited pro forma combined statement of operations for the year end December 31, 2002 is based on the audited historical combined statement of operations of Peak Entertainment Holdings, Inc. for the year ended December 31, 2002 and the unaudited consolidated statement of operations of Palladium Communications, Inc. for the year ended December 31, 2002, after giving effect to the pro forma adjustments described in the Notes to Unaudited Pro Forma Consolidated Financial Information. Such adjustments have been made assuming that the acquisition took place on January 1, 2002.


                                                                                               Peak Entertainment
                                                Peak Entertainment                               Holdings, Inc.
                                                  Holdings, Inc.           Adjustments             Pro Forma
                                             -------------------------   -------------   -------------------------------
Revenue
    Character related consumer products                       298,847                                           298,847
    Licensing arrangements                                      7,503                                             7,503
                                             -------------------------                   -------------------------------

Net revenue                                                   306,350                                           306,350

Cost of revenue
    Cost of goods sold                                        259,934                                           259,934

Total cost of revenue                                         259,934                                           259,934
                                             -------------------------                   -------------------------------

Gross profit (loss)                                            46,416                                            46,416

Operating expenses
    Selling, general and administrative                     1,056,638                                         1,056,638
    Depreciation and amortization                              78,660                                            78,660
                                             -------------------------                   -------------------------------

Total operating expenses                                    1,135,298                                         1,135,298

Loss from operations                                       -1,088,882                                        -1,088,882

Foreign exchange - gain                                       168,545                                           168,545

Interest expense                                              -18,571        -904,220                          -922,791
                                             -------------------------   -------------   -------------------------------

Net loss                                                     -938,908                                        -1,843,128
                                             =========================                   ===============================

Basic and diluted net loss per share                           -$0.05                                            -$0.09
Weighted average shares outstandind                        19,071,684                                        21,190,760


See Notes to Unaudited Pro Forma Consolidated Financial Information

                UNAUDITED PRO FORMA CONSOLIDATEDED BALANCE SHEET
                                 March 31, 2003

The following unaudited pro forma consolidated balance sheet as of March 31, 2003 is based on the unaudited historical consolidated balance sheet of Peak Entertainment Holdings, Inc. at March 31, 2003 and the unaudited consolidated balance sheet of Palladium Communications, Inc. as of March 31, 2003, after giving effect to the pro forma adjustments described in the Notes to Unaudited Pro Forma Consolidated/Combined Financial Information. Such adjustments have been made assuming that the acquisition took place on March 31, 2003.



                                                                      Peak Entertainment Ltd.          Peak Entertainment Ltd.
                                 Peak Entertainment Ltd. Adjustments        Pro Forma        Adjustments
                                 ----------------------- -----------        ---------        -----------
Assets

Current Assets

Cash and cash equivalents                        11,913                          11,913      785000            796,913
Receivables from affiliates                     183,299                         183,299                        183,299
Inventories                                     287,296                         287,296                        287,296
Other curent assets                              78,758                          78,758                         78,758
                                     -------------------              ------------------             ------------------

Total current assts                             561,266                         561,266                      1,346,266

Plant and equipment, net                        141,080                         141,080                        141,080
Intangible assets, net of amortization        1,937,635                       1,937,635                      1,937,635
                                     -------------------              ------------------             ------------------

                                              2,639,981                       2,639,981                      3,424,981
                                     ===================              ==================             ==================

Liabilities and Stockholders'
Equity/(Deficit)

Current Liabilities

Short term borrowings                           280,568                         280,568                        280,568
Advances from Factor                             93,227                          93,227                         93,227
Accounts payable                                639,159                         639,159                        639,159
Owner advances account                          863,088                         863,088                        863,088
License fees payable                            332,874                         332,874                        332,874
Other accrued liabilities                       685,690                         685,690                        685,690
                                     -------------------              ------------------             ------------------

Total current liabilities                     2,894,606                       2,894,606                      2,894,606

License fees payable                          1,134,340                       1,134,340                      1,134,340
Convertible debentures                                0     208,500             208,500           0            208,500
                                     -------------------              ------------------             ------------------

Total liabilties                              4,028,946                       4,237,446                      4,237,446

Stockholders' Equity (Deficit)

Common stock, par value $0.01 -
90,000,000 shares
  authorized, 19,071,684 shares
issued and outstanding                           19,078      21,191              40,269                         40,269
Additional paid in capital                      -19,072    -229,691            -248,763      785000            536,237
Retained earnings (deficit)                  -1,346,875                      -1,346,875                     -1,346,875
Other comprehensive income                      -42,096                         -42,096                        -42,096
                                     -------------------              ------------------             ------------------

Total stockholders' equity (deficit)         -1,388,965                      -1,597,465                       -812,465
                                     -------------------              ------------------             ------------------

                                              2,639,981                       2,639,981                      3,424,981
                                     ===================              ==================             ==================


See Notes to Unaudited Pro Forma Consolidated Financial Information

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          Quarter ended March 31, 2003

The following unaudited pro forma combined statement of operations for the quarter ended March 31, 2003 is based on the unaudited historical combined statement of operations of Peak Entertainment Holdings, Inc. for the quarter ended March 31, 2003 and the unaudited consolidated statement of operations of Palladium Communications, Inc. for the quarter ended March 31, 2003, after giving effect to the pro forma adjustments described in the Notes to Unaudited Pro Forma Consolidated Financial Information. Such adjustments have been made assuming that the acquisition took place on January 1, 2002.


                                                                                        Peak Entertainment
                                                 Peak Entertainment                        Holdings, Inc.
                                                     Holdings, Inc.       Adjustments         Pro Forma
                                                     --------------       -----------         ---------
Revenue
           Character related consumer products                229,255                                229,255
           Licensing arrangements                              28,067                                 28,067
                                                 ---------------------                  ---------------------

Net revenue                                                   257,322                                257,322

Cost of revenue
           Cost of goods sold                                 150,434                                150,434

Total cost of revenue                                         150,434                                150,434
                                                 ---------------------                  ---------------------

Gross profit (loss)                                           106,888                                106,888

Operating expenses
           Selling, general and administrative                398,501                                398,501
           Depreciation and amortization                       38,229                                 38,229
                                                 ---------------------                  ---------------------

Total operating expenses                                      436,730                                436,730

Loss from operations                                         -329,842                               -329,842

Foreign exchange - gain                                       -33,207                                -33,207

Interest expense                                              -16,375           -6,255               -22,630
                                                 ---------------------  --------------- ---------------------

Net loss                                                     -379,424                               -385,679
                                                 =====================                  =====================

Basic and diluted net loss per share                           -$0.02                                 -$0.02
Weighted average shares outstandind                        19,071,684                             21,190,760


See Notes to Unaudited Pro Forma Consolidated Financial Information